SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

EP MedSystems, Inc

(Exact name of Registrant as Specified in its Charter)

New Jersey

(State or Other Jurisdiction of Incorporation)

0-28260	22-3212190
(Commission File Number)	(IRS Employer Identification No.)

575 Route 73 North, Bldg. D

West Berlin, New Jersey 08091

(Address of Principal Executive Offices and Zip Code)

(856) 753-8533

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The Company issued a press release stating that on April 3, 2007, Matthew C. Hill had resigned his position as Vice President of Operations and Chief Financial Officer of the Company.

On April 6, 2006, the Company appointed James J. Caruso to the position of interim Chief Financial Officer. Mr. Caruso was the Company’s Chief Financial Officer from 1995 to 1999. Since leaving the Company in 1999, Mr. Caruso has been the Chief Financial Officer of Hitronics Designs, Inc, a medical device design and OEM manufacturer of implantable devices that was acquired by Advanced Neuromodulation Systems, which was subsequently acquired by St. Jude Medical, Inc. in 2005. In addition, Mr. Caruso was previously in public accounting with Touche Ross for 5 years, where he served numerous public company clients and was subsequently the Chief Financial Officer of an electronics manufacturing company for 6 years. Mr. Caruso is a CPA and holds a BS degree in accounting from Rutgers and an MBA from Fordham University.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell Company Transactions: None.

(d)	Exhibits:

99.1	Press Release dated April 9, 2007, issued by EP MedSystems, Inc. announcing the resignation of Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EP MedSystems, Inc.

	By	/s/ Matthew C. Hill
Date: April 9, 2007		Matthew C. Hill
Chief Financial Officer